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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                           ------------------------

                                   FORM 8-K

                                CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) June 2, 2000

                               POWER-ONE, INC.
               -------------------------------------------------
               (Exact name of registrant as specified in charter)


DELAWARE                            0-29454               77-0420182
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(State or other Jurisdiction      (Commission           (IRS Employer
  of incorporation)               File Number)         Identification No.)


                    740 CALLE PLANO, CAMARILLO, CA  93012
                ----------------------------------------------
                   (Address of principal executive offices)

        Registrant's telephone number, including area code:  (805) 987-8741


                               NOT APPLICABLE
           (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

     At its May 9, 2000 meeting, the Board of Directors of the registrant declared a three-for-two stock split of the registrant's common stock. The stock split was effected in the form of a 50 percent stock dividend payable June 2, 2000 to the stockholders of record May 24, 2000. A copy of the press release relating to the stock split is attached as an exhibit and incorporated herein by reference.

     As of May 24, 2000, the record date, 243,823 shares out of the 789,760 shares of the registrant's common stock registered under the registration statement on Form S-3 (Registration No. 333-34174), as filed with the Securities and Exchange Commission on April 6, 2000 (the "Registration Statement"), had not been sold. As a result of the stock split, the aggregate number of shares covered by the Registration Statement is increased by 121,911 shares to a total of 911,671 shares. The Registration Statement covers shares to be sold from time to time by the former shareholders of HC Power, Inc. who received the shares in connection with the registrant's February 29, 2000 acquisition of HC Power.

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ITEM 7.  EXHIBITS

Exhibit No.     Name of Item                                     Page No.
-----------     ------------                                     --------

99.1            Press Release of Power-One, Inc., dated  May 10,
                2000, relating to three-for-two stock split of the company's common stock.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 19, 2000                   POWER-ONE, INC.


                                       By: /s/ Steven J. Goldman
                                           -------------------------------
                                           Steven J. Goldman
                                           Chairman of the Board and Chief
                                           Executive Officer




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